                                                                EXHIBIT 23(h)-7b


                                  STATE STREET
                                  BERGER FUNDS
                                  FEE SCHEDULE


I.       INVESTMENT ACCOUNTING AND CUSTODY

         A.       Asset-Based Fees

                  Asset-Based Fee on securities:


                      1.5 (1.5 basis point) on the first $5 billion in assets

                      1.4 (1.4 basis points) on the next $7.5 billion in assets

                      1.3 (1.3 basis points) on all assets in excess of $12.5 billion

                  Transaction Fees, per transaction:

                      Physical Delivery - $20.00

                      Depository Eligible - $10.00

                      GNMA Paydown - $10.00

                      PTC - $12.00

         B.       Relationship Base Fee

                  A $56,000 base fee will be in effect for every 3 portfolios over the 25 existing portfolios and if combined assets are not equal to 12.5 billion the fee(s) will be applied to each portfolio based on its % of aggregate net assets.

         C.       Balance Credits

                  State Street will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits will be applied on a fund-by-fund basis and can be used to offset custody and transfer agency fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, State Street uses an actual/actual basis.

                  Note: The bank credit rate is the equivalent to the lesser of:

                  o The average 91-day Treasury Bill discount rate for the month -OR-

                  o The average Federal Funds rate for the month less 50 basis points.

         D.       Overdraft Charges

                  Fund overdrafts will be calculated at the Prime rate (as published in the Wall Street Journal) and charged on a daily basis.

         E.       Monthly Base Fee Per Multi-class and Feeders.

                  $500 per class and feeder(please note that this is an Investment accounting charge).


March 26, 2001                                                       Page 1 of 4

BERGER FUNDS
FEE SCHEDULE (CONT.)

II.      BANK OPERATIONS

         A.       Item Charges

                  Account Maintenance                      $60.00 per account/month
                  Checks Cleared                           $0.17 per check
                  Deposited Items*
                  Pre-encoded                              $0.085
                  Unencoded                                $0.125
                  Federal Reserve Check Chg                $0.08
                  Internal Transfers                       $1.00 per transfer
                  Microfilming Checks                      $0.015
                  Return Items                             $1.15 per item
                  Check Copies                             $3.00 per check
                  NSCC Settlement                          $200.00 per month (out of pocket)
                  ACH Item Fee                             $0.10 per item
                  ACH File Fee                             $15.00 per file
                  Wires In/Out                             $7.50 per wire
                  Stop Payments                            $15.00 per check
                  Signature Verification                   $0.40 per check
                  Returning Checks to Shareholders**       $0.10 per check
                  Overdraft Charges                        Prime rate per Wall Street Journal

         B.       Balance Credits

                  State Street will offset fees with balance credits on transfer agency balances calculated at 50% of the bank credit rate (see below) applied to average collected cash balances for the month. Balance credits will be applied on a fund-by-fund basis and can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, State Street uses an actual/actual basis.

                  Note: The bank credit rate is the equivalent to the lesser of:

                     o The average 91-day Treasury Bill discount rate for the month OR

                     o The average Federal Funds rate for the month less 50 basis points.

                     * Additional per item fees will normally be imposed for clearing through the Federal Reserve System or a direct send to a commercial bank, and for transportation.

                     **        Plus Postage.

III.     NOTES TO THE ABOVE FEE SCHEDULE

         A. Asset based fees are payable monthly at 1/12th of the annual stated rate based on monthly average net assets, except for the foreign securities premium which will be billed on month end market value.

         B. The above schedule does not include out-of-pocket expenses that would be incurred by State Street on the fund's behalf. Examples of out-of-pocket expenses include but are not limited to pricing services, mailing services, microfiche, foreign registration and script fees, back-up recovery, etc. State Street bills out-of-pocket expenses separately from service fees.

         C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.


March 29, 2001                                                       Page 2 of 4

BERGER FUNDS
FEE SCHEDULE (CONT.)

         D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by State Street.

         E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a two-year period commencing on the effective date of the service agreement between State Street and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

         F. State Street agrees that it will cap bank service fees so that they will not in any given month exceed the transfer agency balances credits.

         G.       This fee schedule is effective April 1, 2001.

         H. This fee schedule will be for two years or reviewed when assets reach $12.5 billion or the fund complex reaches 25 portfolios.

         I. The asset charge is expressed in basis points per annum and will be calculated based upon month end market value.

         J. Any Country not listed in Appendix A will be negotiated at time of investment.

         K. Additional Charges: Charges incurred by State Street for local taxes, stamp duties, script fees or other local duties and assessments, stock exchange fees, special transportation costs, postage and insurance for shipping, extraordinary telecommunication fees or other unusual expenses which are unique to a country in which you invest will be in addition to the stated fees.



         ---------------------------------     ---------------------------------
         State Street                          Berger Funds



         ---------------------------------     ---------------------------------
         Date                                  Date


March 29, 2001                                                       Page 3 of 4

BEGER FUNDS
FEE SCHEDULE (CONT.)

Appendix A

                           GLOBAL CUSTODY FEE SCHEDULE

Country Based Charges:  The global custody fees described below will be charged to all foreign assets.

-----------------------------------------------------------------------------------------------------
                          ASSET        TRANSACTION                          ASSET         TRANSACTION
       MARKET             CHARGE          CHARGE            MARKET          CHARGE           CHARGE
=====================================================================================================
ARGENTINA                     24               $55      LUXEMBOURG             6.5                $75
-----------------------------------------------------------------------------------------------------
AUSTRALIA                      3               $50      MALAYSIA                12               $125
-----------------------------------------------------------------------------------------------------
AUSTRIA                      3.5               $75      MEXICO                  11                $20
-----------------------------------------------------------------------------------------------------
BANGLADESH                    50              $185      MOROCCO                 35               $110
-----------------------------------------------------------------------------------------------------
BELGIUM (REG. BDS)           2.5               $85      NAMIBIA                 35                $65
-----------------------------------------------------------------------------------------------------
BELGIUM (EQUITIES AND        4.6               $60      NETHERLANDS              5                $10
CPN BDS)
-----------------------------------------------------------------------------------------------------
BOTSWANA                      35               $65      NEW ZEALAND              3                $75
-----------------------------------------------------------------------------------------------------
BRAZIL                        35               $25      NORWAY                 2.6                $75
-----------------------------------------------------------------------------------------------------
CANADA                       1.5               $12      PAKISTAN                40               $165
-----------------------------------------------------------------------------------------------------
CHILE                         35               $70      PERU                    65               $175
-----------------------------------------------------------------------------------------------------
CHINA                         26               $50      PHILIPPINES           12.5               $125
-----------------------------------------------------------------------------------------------------
COLOMBIA                      55              $150      POLAND                  60               $165
-----------------------------------------------------------------------------------------------------
CZECH REPUBLIC                23               $60      PORTUGAL                26               $125
-----------------------------------------------------------------------------------------------------
DENMARK                        2               $95      SINGAPORE               11                $90
-----------------------------------------------------------------------------------------------------
EUROCLEAR                      3               $15      SOUTH AFRICA             1                $25
-----------------------------------------------------------------------------------------------------
FINLAND                     12.5               $60      SOUTH KOREA           12.5                $20
-----------------------------------------------------------------------------------------------------
FRANCE                         4               $60      SPAIN                    5                $50
-----------------------------------------------------------------------------------------------------
GERMANY                      1.5               $30      SRI LANKA               19                $60
-----------------------------------------------------------------------------------------------------
GHANA                         35                65      SWAZILAND               35                $65
-----------------------------------------------------------------------------------------------------
GREECE                        26               130      SWEDEN                 2.5                $55
-----------------------------------------------------------------------------------------------------
HONG KONG                      9               $80      SWITZERLAND            2.5                $90
-----------------------------------------------------------------------------------------------------
HUNGARY                       50              $150      TAIWAN                  15               $125
-----------------------------------------------------------------------------------------------------
INDIA                         55              $175      THAILAND                 8                $35
-----------------------------------------------------------------------------------------------------
INDONESIA                   10.5              $125      TURKEY                  25                $95
-----------------------------------------------------------------------------------------------------
IRELAND                        3               $45      UNITED KINGDOM           3                $30
-----------------------------------------------------------------------------------------------------
ISRAEL                        75               $55      UNITED KINGDOM           4                $55
                                                        (GILTS)
-----------------------------------------------------------------------------------------------------
ITALY                          5               $60      URUGUAY                 58                $85
-----------------------------------------------------------------------------------------------------
JAPAN (BONDS)                  4               $10      VENEZUELA               45               $160
-----------------------------------------------------------------------------------------------------
JAPAN (EQUITIES)             2.5               $ 7      ZAMBIA                  35                $65
-----------------------------------------------------------------------------------------------------
JORDAN                        45              $140      ZIMBABWE                35                $65
-----------------------------------------------------------------------------------------------------
KENYA                         35               $65
-----------------------------------------------------------------------------------------------------

March 29, 2001                                                       Page 4 of 4